As filed with the Securities and Exchange Commission on April 14, 2014

Registration No. 333-194039

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cardica, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3841	94-3287832
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

900 Saginaw Drive Redwood City, California 94063 (650) 364-9975
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bernard Hausen, M.D., Ph.D. Chief Executive Officer Cardica, Inc. 900 Saginaw Drive Redwood City, California 94063 (650) 364-9975
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark B. Weeks Brett D. White Cooley LLP 3175 Hanover Street Palo Alto, California 94111 (650) 843-5000	David J. Saul Ropes & Gray LLP 1900 University Avenue 6th Floor East Palo Alto, California 94303 (650) 617-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Form S-1 Registration Statement is being filed for the sole purpose of filing three additional exhibits: Exhibit 1.1, Exhibit 3.6 and Exhibit 5.1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other expenses of issuance and distribution

The following table sets forth the costs and expenses, other than underwriting discount, payable by us in connection with the sale and distribution of our common stock being registered. All amounts are estimates except for the SEC registration fee, the FINRA filing fee, and the listing fee of The NASDAQ Global Market.

SEC registration fee	$6,525
FINRA filing fee	8,099
The NASDAQ Global Market listing fee	60,000
Legal fees and expenses	325,000
Accounting fees and expenses	65,000
Printing and engraving expenses	7,400
Transfer agent and registrar fees and expenses	4,800
Blue sky fees and expenses	7,200
Miscellaneous fees and expenses	35,976
Total	$520,000

Item 14.     Indemnification of directors and officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our amended and restated certificate of incorporation that will be in effect upon the closing of this offering provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws that will be in effect upon the closing of this offering provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.

In an underwriting agreement we will enter into in connection with the sale of our common stock being registered hereby, or the Underwriting Agreement, the underwriters will agree to indemnify, under certain circumstances, us, our officers, our directors, and our controlling persons within the meaning of the Securities Act, against certain liabilities.

Item 15.     Recent sales of unregistered securities

There have been no sales of unregistered securities during the last three years.

Item 16.     Exhibits and financial statement schedules

(a) Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

(b) Financial Statements Schedules

No financial statement schedules are provided, because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.     Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on April 14, 2014.

CARDICA, INC.

By:	/s/ Bernard A. Hausen
Bernard A. Hausen, M.D., Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernard A. Hausen	President, Chief Executive Officer and
Bernard A. Hausen, M.D., Ph.D.	Director (Principal Executive Officer)	April 14, 2014

/s/ Robert Y. Newell	Chief Financial Officer (Principal Financial
Robert Y. Newell	and Accounting Officer)	April 14, 2014

*
Kevin T. Larkin	Director	April 14, 2014

*
Richard P. Powers	Director	April 14, 2014

*
Jeffrey L. Purvin	Director	April 14, 2014

*
John Simon, Ph.D.	Director	April 14, 2014

*
William H. Younger, Jr.	Director	April 14, 2014

/s/ Bernard A. Hausen
* Bernard A. Hausen, M.D., Ph.D.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.
3.1 (1)	Amended and Restated Certificate of Incorporation of Cardica, Inc. as currently in effect.
3.2 (16)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc.
3.3 (17)	Certificate of Correction of Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc.
3.4 (24)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc.
3.5 (27)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc.
3.6	Certificate of Designations of Series A Convertible Preferred Stock
3.7 (6)	Bylaws of Cardica, Inc. as currently in effect.
4.1 (1)	Specimen Common Stock certificate of Cardica, Inc..
4.2 (12)	Form of Warrant dated September 2009.
5.1	Opinion of Cooley LLP
10.1 (1)	1997 Equity Incentive Plan and forms of related agreements and documents. +
10.2 (3)(25)	2005 Equity Incentive Plan and forms of related agreements and documents. +
10.2.1 (22)	Cardica, Inc. 2005 Equity Incentive Plan, as amended effective November 17, 2011. +
10.3 (1)	Office Lease Agreement dated April 25, 2003, and First Amendment to Office Lease Agreement dated January 21, 2004.
10.4 (8)	Second Amendment to Office Lease Agreement, executed and delivered on December effective November 19, 2007.
10.5 (1)	Distribution Agreement by and between Cardica, Inc. and Century Medical, Inc. dated June 16, 2003.†
10.6 (4)	First Amendment to Distribution Agreement, dated March 30, 2007, by and between Cardica, Inc. and Century Medical, Inc.†
10.7 (18)	Amendment No. 2 to Distribution Agreement, dated June 13, 2007, by and between Cardica, Inc. and Century Medical, Inc. †
10.8 (18)	Amendment No. 3 to Distribution Agreement, dated January 24, 2008, by and between Cardica, Inc. and Century Medical, Inc.
10.9 (13)	Amendment No. 4 to Distribution Agreement, dated April 1, 2010, by and between Cardica, Inc. and Century Medical, Inc.†
10.10 (1)	Subordinated Convertible Note Agreement with Century Medical, Inc. dated June 16, 2003, and Amendment No. 1 thereto, dated August 6, 2003.†
10.11 (4)	Amendment No. 2 to Subordinated Convertible Note Agreement, dated March 30, 2007, by and between Cardica, Inc. and Century Medical, Inc. †
10.12 (13)	Amendment No. 3 to Subordinated Convertible Note Agreement, dated April 1, 2010, by and between Cardica, Inc. and Century Medical, Inc. †
10.13 (4)	Amended and Restated Note issued pursuant to Amendment No. 2 to Subordinated Convertible Note Agreement with Century Medical, Inc.
10.14 (2)	Registration Rights Agreement, dated June 7, 2007, by and among Cardica, Inc., and the purchasers listed on the signature pages thereto.
10.15 (23)	Additional Compensation Information for named executive officers. +
10.16 (28)	Cardica, Inc. Non-Employee Director Compensation. +
10.17 (1)	Benefit Agreement with Bernard Hausen, M.D., Ph.D.+
10.18 (9)	Letter Agreement with Frederic M. Bauer+
10.19 (10)	Cardica, Inc. Change in Control and Severance Benefit Plan. +
10.20 (11)	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Grant Agreement. +
10.21 (5)	License, Development and Commercialization Agreement by and between Cardica, Inc. and Cook Incorporated, dated June 12, 2007.
10.22 (7)	Amendment to License, Development and Commercialization Agreement by and between Cardica, Inc. and Cook Incorporated, dated September 19, 2007.
10.23 (15)	Second Amendment to License, Development and Commercialization Agreement by and between Cardica, Inc. and Cook Incorporated, dated June 19, 2009.
10.24 (12)	Securities Purchase Agreement, dated September 29, 2009, by and among Cardica, Inc., and purchasers listed on the signature pages thereto.

10.25 (12)	Registration Rights Agreement, dated September 25, 2009, by and among Cardica, Inc., and the purchasers listed on the signature pages thereto.
10.26 (14)	Stock Purchase Agreement, dated August 16, 2010, by and between Cardica, Inc., and Intuitive Surgical Operations, Inc.
10.27 (14)	Registration Rights Agreement, dated August 16, 2010, by and between Cardica, Inc., and Intuitive Surgical Operations, Inc.
10.28 (18)	License Agreement, dated August 16, 2010, by and between Cardica, Inc., and Intuitive Surgical Operations, Inc. †
10.29 (19)	Consent Under Registration Rights Agreement by Intuitive Surgical Operations, Inc., dated as of December 13, 2010.
10.30 (16)	Third Amendment to Office Lease, dated November 17, 2009, by and between Cardica, Inc., and HCP LS REDWOOD CITY, LLC (f/k/a Slough Redwood City, LLC).
10.31 (17)	Fourth Amendment to Lease dated November 11, 2010
10.32 (20)	At-The-Market Issuance Sales Agreement, dated August 3, 2011, by and between Cardica, Inc., and McNicoll, Lewis & Vlak LLC.
10.33 (21)	Distribution Agreement by and between Cardica, Inc. and Century Medical, Inc. dated September 2, 2011. †
10.34 (21)	Secured Note Purchase Agreement by and between Cardica, Inc. and Century Medical, Inc. dated September 2, 2011. †
10.35 (21)	Security Agreement by and between Cardica, Inc. and Century Medical, Inc. dated September 2, 2011. †
10.36 (21)	Form of Secured Promissory Note to Century Medical
10.37 (26)	Compensation Arrangements with Named Executive Officers
21.1 (1)	Subsidiaries of Registrant.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Independent Registered Public Accounting Firm.
23.3	Consent of Cooley LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page).
101.INS#	XBRL Instance Document.
101.SCH# 101.CAL# 101.DEF# 101.LAB# 101.PRE#

XBRL Taxonomy Extension Schema Document.

XBRL Taxonomy Extension Calculation Linkbase Document.

XBRL Taxonomy Extension Definition.

XBRL Taxonomy Extension Labels Linkbase Document.

XBRL Taxonomy Extension Presentation Linkbase Document.

*	Previously filed.
†	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and this exhibit has been filed separately with the SEC.
+	Indicates management contract or compensatory plan.
#

Pursuant to applicable securities laws and regulations, Cardica, Inc. is deemed to have complied with the reporting obligation relating to the submission of interactive data files in such exhibits and is not subject to liability under any anti-fraud provisions of the federal securities laws as long as Cardica, Inc. has made a good faith attempt to comply with the submission requirements and promptly amend the interactive data files after becoming aware that the interactive data files fail to comply with the submission requirements. In accordance with Rule 406T of Regulation S-T, the information in these exhibits is furnished and deemed not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

(1)	Filed as an exhibit to the Company’s Registration Statement on Form S-1, File No. 333-129497, declared effective on February 2, 2006, as amended, and incorporated herein by reference.
(2)

Filed as an exhibit to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on June 13, 2007, excluding Item 3.02 and incorporated herein by reference.

(3)

Forms of related agreements and documents to the Company’s 2005 Equity Incentive Plan are filed as an exhibit to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 13, 2009, and incorporated herein by reference.

(4)	Filed as exhibits to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on April 5, 2007, and incorporated herein by reference.
(5)

Filed as exhibits to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on June 21, 2007, excluding Items 3.01 and incorporated herein by reference.

(6)	Filed as an exhibit to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on August 19, 2008, and incorporated herein by reference.
(7)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, File No. 000-51772, filed with the Securities and Exchange Commission on November 7, 2007, and incorporated herein by reference.
(8)	Filed as an exhibit to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on December 5, 2007, and incorporated herein by reference.
(9)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q , File No. 000-51772, filed with the Securities and Exchange Commission on November 7, 2008, and incorporated herein by reference.
(10)	Filed as an exhibit to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on February 18, 2009, and incorporated herein by reference.
(11)	Filed as an exhibit to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on February 20, 2009, and incorporated herein by reference.
(12)	Filed as an exhibit to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on September 29, 2009, and incorporated herein by reference.
(13)	Filed as an exhibit to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on April 7, 2010, and incorporated herein by reference.
(14)	Filed as an exhibit to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on August 20, 2010, and incorporated herein by reference.
(15)	Filed as an exhibit to the Company’s Annual Report on Form 10-K, File No. 000-51772, filed with the Securities and Exchange Commission on September 18, 2009, and incorporated herein by reference.
(16)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, File No. 000-51772, filed with the Securities and Exchange Commission on November 15, 2010, and incorporated herein by reference.
(17)	Filed as an exhibit to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 16, 2010, and incorporated herein by reference.
(18)	Filed as an exhibit to the Company’s Annual Report on Form 10-K, File No. 000-51772, filed with the Securities and Exchange Commission on September 24, 2010, and incorporated herein by reference.
(19)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, File No. 000-51772, filed with the Securities and Exchange Commission on February 11, 2011, and incorporated herein by reference.
(20)	Filed as an exhibit to the Company's Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on August 4, 2011, and incorporated herein by reference.
(21)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, File No. 000-51772, filed with the Securities and Exchange Commission on November 9, 2011, and incorporated herein by reference.
(22)	Filed as an exhibit to the Company's Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 21, 2011, and incorporated herein by reference.
(23)

Filed as the description contained in Item 5.02 of the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on August 14, 2013, and incorporated herein by reference.

(24)	Filed as an exhibit to the Company's Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 19, 2012, and incorporated herein by reference.
(25)

The Company’s 2005 Equity Incentive Plan is filed as Exhibit 10.1 to the Company's Quarterly Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on February 5, 2014, and is incorporated herein by reference.

(26)

Incorporated by reference to the description contained in Item 5.02 of the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on August 14, 2013.

(27)	Filed as an exhibit to the Company's Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 15, 2013, and incorporated herein by reference.
(28)	Filed as an exhibit to the Company’s Annual Report on Form 10-K, File No. 000-51772, filed with the Securities and Exchange Commission on September 25, 2013, and incorporated herein by reference.